EXHIBIT 10.5

PRIVATE PLACEMENT PURCHASE AGREEMENT

This Private Placement Purchase Agreement (this “Agreement”), dated as of October 23, 2013, is made and entered into by and between Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), and Global Defense & National Security Holdings LLC (“Buyer”). Buyer and the Company are collectively referred to herein as the “Parties.”

RECITALS:

WHEREAS, Buyer wishes to purchase from the Company 645,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share, subject to adjustment as provided in Section 2.3 of this Agreement (the “Common Stock”);

WHEREAS, in connection with the Company’s consummation of a Business Combination (as defined below), Buyer wishes to purchase the Share from the Company and the Company wishes to sell the Shares to Buyer on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, this Agreement is integral to the completion of the Company’s initial public offering (the “IPO”) in which Cowen and Company, LLC, Maxim Group LLC, and I-Bankers Securities, Inc. are acting as underwriters (collectively, the “Underwriters”); and

NOW, THEREFORE, in consideration of the premises, representations, warranties and mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

The terms defined in this ARTICLE I shall have for all purposes of this Agreement the respective meanings set forth below:

“Business Combination” means the Company’s initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination that shall have an aggregate fair market value of at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions) at the time of such business combination, and pursuant to which a majority of the shares of Common Stock issued in the IPO are voted in favor of the acquisition and the Company has net tangible assets of at least $5,000,001 upon such consummation (as described in the Registration Statement).

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

“Firm Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Firm Shares Purchase Price” has the meaning set forth in Section 2.2 of this Agreement.

“Governmental Body” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar reorganized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Initial Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Initial Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Insider Letter” means that certain letter agreement entered into by the Company and the Buyer, dated as of or prior to the Initial Closing.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Law” means any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.

“Lien” means a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the Company’s ordinary course of business or (ii) Liens for taxes incurred but not yet due.

“Lockup Period” has the meaning set forth in Section 5.2(a) of this Agreement.

“Option Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Option Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Option Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Option Shares Purchase Price” has the meaning set forth in Section 2.2 of this Agreement.

“Order” means an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Per Share Price” has the meaning set forth in Section 2.2 of this Agreement.

“Permit” means a permit, license, certificate, waiver, notice or similar authorization to which Buyer is a party or by which Buyer is bound or any of its assets are subject.

“Permitted Assignees” has the meaning set forth in Section 5.1 of this Agreement.

“Purchase Price” means the Firm Shares Purchase Price in the case of the purchase of the Firm Shares and the Option Shares Purchase Price in the case of the purchase of the Option Shares.

“Registration Statement” means the registration statement on Form S-1, File No. 333-191195, as amended, relating to the IPO.

“Rule 144” has the meaning set forth in Section 3.1(d) of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

“Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Underwriters” has the meaning set forth in the recitals to this Agreement.

ARTICLE II

PURCHASE OF COMMON STOCK

Section 2.1 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Parties contained herein, on the Closing Date, the Company shall sell and deliver to Buyer, and Buyer shall purchase from the Company, the Firm Shares, in consideration of the payment of the Firm Shares Purchase Price noted herein. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Parties contained herein, if the over-allotment option is exercised by the Underwriters in full or in part, the Company shall sell and deliver to Buyer, and Buyer shall purchase from the Company, at a price equal to $10.00 per additional private placement share (up to a maximum of 76,500 additional shares, the “Option Shares” and together with the Firm Shares, the “Shares”) in an amount that is necessary to initially maintain in the trust account an amount equal to $10.55 per share sold to the public in the IPO. These additional private placement shares will be purchased in a private placement that will occur simultaneously with the purchase of shares resulting from the exercise of the over-allotment option (the “Option Closing Date”).

Section 2.2 Purchase Price. As payment in full for the Firm Shares being purchased under this Agreement and against delivery of the certificates therefor, on the Closing Date, Buyer or its Permitted Assignees shall pay $10.00 per share (the “Per Share Price”), for an aggregate amount of $6,450,000 (the “Firm Shares Purchase Price”), to the Company by wire transfer of immediately available funds to the account specified by the Company to Buyer. As payment in full for the Option Shares being purchased under this Agreement and against delivery of the certificates therefor, on the Option Closing Date, Buyer or its Permitted Assignees shall pay the Per Share Price for each Option Share purchased to the Company (the “Option Shares Purchase Price”) by wire transfer of immediately available funds to the account specified by the Company to Buyer.

Section 2.3 Adjustments.

(a) If after the date hereof and prior to the Closing, and subject to the provisions of Section 2.3(d) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Shares to be purchased in the Closing shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b) If after the date hereof, and subject to the provisions of Section 2.3(d) below, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Shares to be purchased in the Closing shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Upon the occurrence of any event specified in Sections 2.3(a) or 2.3(b), then, in any such event, the Company shall give written notice to the Buyer, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(d) If, by reason of any adjustment made pursuant to this Section 2.3, any of the Shares to be purchased pursuant to this Agreement shall include a fractional interest in a Share, the number of Shares to be purchased pursuant to this Agreement shall be rounded up or down to the nearest whole number.

Section 2.4 Closing. The closing of the purchase and sale of the Firm Shares (the “Initial Closing”) shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, California 94301, or such other place as may be agreed upon by the Parties hereto, concurrently with the closing of the IPO on the day on which the IPO closes (the “Initial Closing Date”). The closing of the purchase and sale of the Option Shares (the “Option Closing” and each a “Closing”) shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1400, Palo Alto, California 94301, or such other place as may be agreed upon by the Parties hereto, on the Option Closing Date.

Section 2.5 Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a) Buyer Deliveries. At the Closing, Buyer shall deliver to the Company the Purchase Price and, if applicable, any counterpart signature pages to this Agreement executed by any Permitted Assignees pursuant to Section 5.1 hereof.

(b) Company Deliveries. At the Closing, the Company shall deliver to Buyer and, if applicable, any Permitted Assignees, the certificates representing the Firm Shares or the Option Shares, as applicable.

Section 2.6 Conditions Precedent to the Obligations of Buyer and the Company. Each of Buyer’s and the Company’s obligation to consummate the Closing is subject to the Company’s consummation of the IPO.

Section 2.7 Further Assurances. The Parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.

Section 3.1 Investment Representations. In connection with the purchase of the Shares, Buyer represents to the Company the following:

(a) Buyer has been furnished with all materials relating to the Company’s business affairs and financial condition and materials related to the offer and sale of the Shares that have been requested by Buyer and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Buyer has been afforded the opportunity to ask questions of the executive officer and directors of the Company. Buyer understands that its investment in the Shares involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as Buyer has considered necessary to make an informed investment decision with respect to Buyer’s acquisition of the Shares. Buyer has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Shares, and is able to bear the economic risk of an investment in the Shares in the amount contemplated hereunder. Buyer has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. Buyer is purchasing the Shares for investment for Buyer’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Buyer understands that the Company is a blank check development stage company recently formed for the purpose of consummating the Business Combination and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate the Business Combination.

(b) Buyer understands that the Shares have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and Buyer’s compliance with, the representations and warranties and agreements of Buyer set forth herein to determine the availability of such exemptions and the eligibility of Buyer to acquire such Shares, including, but not limited to, the bona fide nature of Buyer’s investment intent as expressed herein.

(c) Buyer further acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer understands that the certificates evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares (i) unless the Shares are registered or such registration is not required in the opinion of counsel for the Company and (ii) until 30 days after the completion of the Business Combination.

(d) Buyer is familiar with the provisions of Rule 144 under the Securities Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Shares under the Securities Act, the Shares may be resold by Buyer only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Buyer has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Buyer further understands that at the time Buyer wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Buyer would be precluded from selling the Shares under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Sections 3.1(d) and (e) hereof, Buyer understands that it may be considered a promoter of the Company and understands that it is the position of the SEC that promoters or affiliates of a blank check company and their transferees, both before and after the Business Combination, would act as an “underwriter” under the Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

(f) Buyer represents that Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act.

(g) Buyer has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of Buyer, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase by Buyer of the Shares does not conflict with any material contract by which Buyer or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Buyer or its property. The principal place of business of Buyer is as set forth on the signature page hereto.

(h) Buyer did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 Company Representations and Warranties. The Company hereby represents and warrants to Buyer that the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. Subject to the terms and conditions of this Agreement, this Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Shares does not conflict with the amended and restated certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

Section 4.2 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.

Section 4.3 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any Lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

ARTICLE V

ASSIGNMENT AND TRANSFER

Section 5.1 Assignment by Buyer. Notwithstanding anything herein to the contrary, from the date hereof until the Closing Date, Buyer may assign to any of its affiliates (collectively, the “Permitted Assignees”), the right to purchase any portion of the Shares (the “Assigned Shares”). In the event of such an assignment, such Permitted Assignees will assume Buyer’s obligations under this Agreement in regards to the Assigned Shares. Each Permitted Assignee will pay to the Company at the Closing an amount equal to the product of the Per Share Price and the number of Assigned Shares to be purchased by such Permitted Assignee, and will be bound by the restrictions imposed on the Assigned Shares by this Agreement, including the restrictions set forth in Section 5.2 hereof. Each Permitted Assignee will execute a counterpart signature page to this Agreement, agreeing to be bound by the provisions of this ARTICLE V. At the Closing, the Company will deliver to such Permitted Assignees the certificates representing the Assigned Shares.

Section 5.2 Transfer Restrictions.

(a) Buyer shall not sell, offer to sell, contract or agree to sell, assign, hypothecate, pledge, donate, encumber, grant any option to purchase or otherwise dispose of any interest in the Shares until after 30 days from the consummation of the Business Combination (the “Lockup Period”) .

(b) Notwithstanding the foregoing, Buyer may transfer any of the Shares (i) to any member of Buyer (the “Member”), (ii) by gift to a member of the Member’s immediate family for estate planning purposes or to a trust, the beneficiary of which is the Buyer or a member of the Member’s immediate family, (iii) if the Member is not a natural person, by gift to a member of the immediate family of such Member’s controlling person for estate planning purposes or to a trust, the beneficiary of which is such Buyer’s controlling person or a member of the immediate family of such Member’s controlling person, (iv) by virtue of the laws of descent and distribution upon death of the Member, or (v) pursuant to a qualified domestic relations order; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by such Buyer transferring such Shares and such other documents as the Company may reasonably require. During the Lockup Period, no Buyer shall pledge or grant a security interest in such Buyer’s Shares or grant a security interest in such Buyer’s rights under this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) when sent by email with confirmation of receipt from the party to be notified or (v) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to a party hereto at such party’s address hereinafter set forth on the signature page hereof.

Section 6.2 Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Buyer and Buyer’s successors and assigns.

Section 6.3 Attorneys’ Fees; Specific Performance. Buyer shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

Section 6.4 Governing Law; Venue. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b). Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against him or it arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 6.5 Further Execution. The Parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

Section 6.6 Independent Counsel. Buyer acknowledges that this Agreement has been prepared on behalf of the Company by Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and that Skadden, Arps, Slate, Meagher & Flom LLP does not represent, and is not acting on behalf of, Buyer. Buyer has been provided with an opportunity to consult with Buyer’s own counsel with respect to this Agreement.

Section 6.7 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the Parties hereto.

Section 6.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

Section 6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile or electronic mail transmission, and any such executed facsimile or electronic mail copy shall be treated as an original.

Section 6.10 Survival. The representations and warranties contained herein will survive the delivery of, and the payment for, the Shares.

Section 6.11 Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of Purchaser in the negotiation, administration, performance or enforcement hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Frederic Cassis
Name:	Frederic Cassis
Title:	Secretary

Address:
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190

BUYER:

GLOBAL DEFENSE & NATIONAL SECURITY HOLDINGS LLC

By:	/s/ Dale R. Davis
Name:	Dale R. Davis
Title:	Manager

Address:
11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia 20190

[Signature Page to Private Placement Purchase Agreement]